Exhibit 10.1

PERFORMANCE PLAN DEFINITIONS AND PERFORMANCE CRITERIA FOR 2006
FOR THE ALDERWOODS SUPPORT FUNCTION ANNUAL INCENTIVE PLAN

2006 Performance Plan Definitions

1.               Accelerator:  The Accelerator is the amount that is paid for achievement above the financial target(s).

2.               Bonus Criteria:  The Bonus Criteria are the main financial targets that need to be met in order for a Bonus Award to be paid out. Refer to the Bonus Criteria chart in order to determine what targets you need to meet in order to receive a Bonus Award.

3.               EBITDA:  Earnings before Interest, Taxes, Depreciation and Amortization Impairment.

4.               Maximum Bonus Percentage:  The percentage of an employee’s regular earnings that will be received if maximum financial performance is achieved. This will not exceed two times the target bonus.

5.               Operating Margin:  Total Revenue minus Total Expenses.

6.               Overall Revenue:  Funeral Home Revenue plus Cemetery Revenue.

7.               Pre-Qualifier:  The Pre-Qualifier is the financial measure that has to be met in order to be eligible for consideration for a Bonus Award. No Bonus Award will be paid unless the Pre-Qualifier threshold is attained.

8.               Regular Earnings:  An employee’s regular wages/salary paid during the calendar year, excluding commissions, overtime pay and other forms of bonus or remuneration.

9.               Target Bonus Percentage:  The percentage of an employee’s regular earnings that will be received if 100% of the financial target(s) is achieved.

10.         Threshold:  The “Threshold” is the minimum performance achievement required to meet the Pre-Qualifier “gate” in order to qualify for a Bonus Award.

11.         Weighted Average:  An average that takes into account the proportional relevance of each component, rather than treating each component equally.

Financial Measurement Criteria	Pay-out Split	Name	Financial Performance Scale with Corresponding Pay-out as a % of Annual Salary
			< 95%	95% or > (BPO Portion Only)	100% Target (Budget)	106%	112% Max.
50% - Operating Profitability = Earnings From Operations	90% = Financials 10% = Succession Planning	Paul Houston	0%	0%	75%	112.5%	150%
	66.7% = Financials	Ken Sloan	0%	16.65%	50%	75%	100%
40% - Business Efficiency	33.3% = BPO’s	Ross Caradonna	0%	16.65%	50%	75%	100%
= EBITDA
(Includes all incentive costs)	Note:
	1. Financial measures will be calculated and paid out independently of each other
10% - Revenue	2. Equal pro rata scale will be applied evenly to performance between target (budget) and maximum payout

Financial Measurement Criteria	Pay-out Split	Name	Financial Performance Scale with Corresponding Pay-out as a % of Annual Salary
			< 95%	95% or > (BPO Portion Only)	100% Target (Budget)	106%	112% Max.
100% - Pre Need Sales & Profitability	66.7% = Financials	SVP - Aaron Shipper	0%	13.2%	40%	60%	80%
= Net PN Contribution
(Includes all incentive costs)	33.3% = BPO’s

	Note:
	1. Financial measures will be calculated and paid out independently of each other
	2. Equal pro rata scale will be applied evenly to performance between target (budget) and maximum payout